GENERAL CONSULTING AND SERVICE AGREEMENT

This Agreement is made and entered into as of February 25, 1999 between Texas International Petroleum, Inc. ("Company"), a Texas corporation, Pilares Oil & Gas, Inc. ("Pilares") a Texas corporation, and WolfStone Corporation ("Guarantor") a Nevada corporation.

WHEREAS, the Company desires to contract for certain consulting and other services from Pilares and Pilares desires to provide these services to the Company, and

WHEREAS, the Company is in the oil and gas business and is in need of seasoned management and operations expertise, and

WHEREAS, Pilares is comprised of individuals who are seasoned and expert in all phases of management and operations of the oil and gas business, and

WHEREAS, Guarantor, which owns 100% of the authorized and issued shares of the Company, is willing to guarantee payment to Pilares for services performed in behalf of the Company,

NOW THEREFORE, in consideration of the premises and the promises contained herein, the Company, Pilares, and Guarantor agree as follows:

Pilares shall be responsible for:

Acquiring geological information on the Company's existing and future reserves and reserves as potential acquisitions from persons known to Pilares to be competent, for choosing exact locations for drilling of the oil and gas wells, for negotiation of reserve leases, and for advising and consulting to the Board of Directors of the Company and to the Board of Directors of Guarantor pertinent to any phase of the oil and gas business.

The Company shall be responsible for:

Payment (reimbursement or cash advance) to Pilares for out-of-pocket expenses, with no element of profit or markup added thereto, all such expenses being charged on an actually incurred or estimated basis. Payment shall be made within 30 days after receipt of invoices for same unless other arrangements are agreed upon in given instances. Payments on a quarterly basis to Pilares in four equal portions of the base One Hundred and Seventy Five Thousand ($175,000) U.S. Dollars, annual consulting fee, said fee being a point of this Agreement. Each quarterly payment shall be in the amount of $43,750.

The Guarantor shall be responsible for:

Payment to Pilares at any fee due date in event the Company for any reason is not able to make the payment as due. In event the Company is not able to pay a fee due to Pilares, the Guarantor shall have the right to pay Pilares in cash (that is, check, bank draft or wire), or in lieu of cash, with its Common Shares, on a "for services rendered" basis in order that Pilares may have said shares rendered salable in the public market.

Subject to approval of the respective Board of Directors of each of the concerned companies, being a party hereto, this Agreement shall become effective as of the date first specified above and shall continue to be in full force for a period of three (3) years. Pilares may terminate this Agreement at any time by presenting to the Company, not less than thirty (30) days notice. Pilares may at its option continue this Agreement for two additional, three year periods by advising the Company and the Guarantor, of Pilares' intent, at least 45 days in advance of the expiration date of the Agreement of the latest renewal. The Company may terminate this Agreement with no less than thirty
(30) days notice to Pilares, only in event of a change in the management of Pilares. At the end of each three year interval the amount of the annual consulting fees shall be open for renegotiations. However, dependent upon the Company's financial condition at these intervals, all parties will cooperate by not forcing undo financial stress on the Company by increasing the consulting and service fees as stated heretofore.

IN WITNESS WHEREOF, the Company, Guarantor, and Pilares have caused this Agreement to be executed and attested as of February
25, 1999.

For WolfStone Corporation (WSC)    For Texas International Petroleum


By: /s/  Marie N. Rolfe            By: /s/  C.C. Coleman
Marie N. Rolfe, Acting Secretary   CC Coleman, Director


For Pilares Oil & Gas, Inc.


By: /s/  Charles M. Childers
Charles M. Childers, Director